EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-192277) pertaining to the 2000 Stock Option Incentive Plan, the 2003 Equity Incentive Plan, and 2013 Equity Incentive Plan of MacroGenics, Inc.; and

2)	Registration Statement (Form S-3 No. 333-200092) of MacroGenics, Inc.

of our report dated March 3, 2015, with respect to the consolidated financial statements of MacroGenics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

McLean, VA

March 3, 2015